Exhibit 99.1

PRESS RELEASE

Allegiance Bancshares, Inc.

8847 West Sam Houston Parkway N., Suite 200

Houston, Texas 77040

ir@allegiancebank.com

ALLEGIANCE BANCSHARES, INC. REPORTS

FIRST QUARTER 2021 RECORD RESULTS

•	Record net income and diluted earnings per share of $18.0 million and $0.89, respectively

•

Funded in excess of $1.04 billion in loans over the last year within the Small Business Administration Paycheck Protection Program (PPP) under the Coronavirus Aid, Relief and Economic Security Act (CARES Act)

•	Deposit growth of 35.9% to $5.37 billion as of March 31, 2021 from $3.95 billion as of March 31, 2020, driven by $696.6 million, or 57.2%, growth in noninterest-bearing deposits

•	Board declared quarterly dividend of $0.12 per share of common stock and authorized repurchases of up to 1 million shares

HOUSTON, April 29, 2021 - Allegiance Bancshares, Inc. (NASDAQ: ABTX) (Allegiance), the holding company of Allegiance Bank (the "Bank"), today reported record net income of $18.0 million and diluted earnings per share of $0.89 for the first quarter 2021 compared to net income of $3.5 million and diluted earnings per share of $0.17 for the first quarter 2020.  The first quarter 2021 results were primarily driven by increased net interest income primarily due to lower funding costs and lower provision expense.

“Allegiance is off to a very productive start in 2021. We are proud to report record quarterly earnings results while continuing to maintain stable asset quality,” said Steve Retzloff, Allegiance’s Chief Executive Officer. “We reached record highs in terms of net income, diluted earnings per share, return on average assets and preserved a solid net interest margin all due to the successful execution of our core strategies,” continued Retzloff.

“These exceptional results highlight our team’s unparalleled and coordinated effort to assist our customers during the PPP process by funding over $1.04 billion of loans since the beginning of the pandemic. A high percentage of these loans were to businesses who were not previously customers and who experienced, first hand, the value of our high service culture.  We look forward to solidifying these relationships over the coming months. Our team is excited about the future of Allegiance and continues to believe that providing remarkable service to our customers and our community sets us apart as the Houston region’s premier community bank and will continue to drive future value,” concluded Retzloff.

First Quarter 2021 Results

Net interest income before the provision for credit losses in the first quarter 2021 increased $10.7 million, or 23.7%, to $55.7 million from $45.0 million for the first quarter 2020 and increased $796 thousand, or 1.4%, from $54.9 million in the fourth quarter 2020.  These increases were primarily due to changes in the volume and relative mix of the underlying assets and liabilities, the impact of PPP loans as well as lower costs on interest-bearing liabilities.  The net interest margin on a tax equivalent basis increased 4 basis points to 4.19% for the first quarter 2021 from 4.15% for the first quarter 2020 and increased 5 basis points from 4.14% for the fourth quarter 2020.

Noninterest income for the first quarter 2021 was $1.7 million, a decrease of $989 thousand, or 36.3%, compared to $2.7 million for the first quarter 2020 and decreased $283 thousand, or 14.0%, compared to $2.0 million for the fourth quarter 2020.  First quarter 2021 noninterest income reflected lower transactional fee income, significantly lower correspondent bank rebates, lower gains on sales of securities and higher losses on sales of other real estate when compared to first quarter 2020.

Noninterest expense for the first quarter 2021 increased $2.5 million, or 7.8%, to $34.9 million from $32.4 million for the first quarter 2020 and increased $2.2 million, or 6.6%, compared to the fourth quarter 2020 primarily due to increases in salaries and benefits.

In the first quarter 2021, Allegiance’s efficiency ratio decreased to 60.85% compared to 68.13% for the first quarter 2020 and increased from 57.53% for the fourth quarter 2020. First quarter 2021 annualized returns on average assets, average equity and average tangible equity were

1.18%, 9.59% and 14.03%, respectively, compared to 0.29%, 1.98% and 3.02%, respectively, for the first quarter 2020.  Annualized returns on average assets, average equity and average tangible equity for the fourth quarter 2020 were 1.05%, 8.38% and 12.32%, respectively. Return on average tangible equity is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 9.

Financial Condition

Total assets at March 31, 2021 increased $380.9 million, or 25.2% (annualized), to $6.43 billion compared to $6.05 billion at December 31, 2020 and increased $1.43 billion, or 28.6%, compared to $5.00 billion at March 31, 2020, primarily due to the origination of PPP loans and growth in the securities portfolio.

Total loans at March 31, 2021 increased $167.4 million, or 14.9% (annualized), to $4.66 billion compared to $4.49 billion at December 31, 2020, primarily due to the origination of $331.9 million of PPP loans, and increased $703.6 million, or 17.8%, compared to $3.96 billion at March 31, 2020. Core loans, which exclude the mortgage warehouse portfolio and PPP loans, increased $8.9 million, or 0.9% (annualized), to $3.93 billion at March 31, 2021 from $3.92 billion at December 31, 2020 and decreased $23.8 million, or 0.6%, from $3.95 billion at March 31, 2020.

Deposits at March 31, 2021 increased $385.7 million, or 30.9% (annualized), to $5.37 billion compared to $4.99 billion at December 31, 2020 and increased $1.42 billion, or 35.9%, compared to $3.95 billion at March 31, 2020.

Asset Quality

Nonperforming assets totaled $35.6 million, or 0.55% of total assets, at March 31, 2021, compared to $38.1 million, or 0.63% of total assets, at December 31, 2020 and $34.2 million, or 0.68% of total assets, at March 31, 2020. The allowance for credit losses on loans as a percentage of total loans was 1.13% at March 31, 2021 and 1.18% at December 31, 2020.

The provision for credit losses for the first quarter 2021 was $639 thousand compared to $4.4 million for the fourth quarter 2020 and $11.0 million for the first quarter 2020. The increased provision during 2020 reflected the uncertainty surrounding unemployment, the economic impact caused by COVID-19 and the economic effects related to the sustained lower crude oil prices.

First quarter 2021 net charge-offs were $345 thousand, or 0.03% (annualized) of average loans, a decrease from net charge-offs of $4.3 million, or 0.37% (annualized) of average loans, for the fourth quarter 2020 and $2.9 million, or 0.30% (annualized) of average loans, for the first quarter 2020.

The Company is carefully monitoring the hotel, restaurant and bar, and oil and gas portfolios, which it believes are at heightened risk due to the current economic environment. Loan balances in the hotel industry, excluding PPP loans, totaled $125.2 million, or 2.7% of total loans, at March 31, 2021, of which $6.2 million were on nonaccrual. At March 31, 2021, restaurant and bar industry loans, excluding PPP loans, totaled $116.2 million, or 2.5%, of total loans, of which $486 thousand were on nonaccrual. At March 31, 2021, the Company’s allowance for credit losses on loans allocated to its hotel portfolio was 3.5% of total hotel loans and its restaurant and bar portfolio was 1.3% of total restaurant and bar loans. The oil and gas portfolio, excluding PPP loans, totaled $72.5 million, or 1.6%, of total loans at March 31, 2021, of which $3.6 million were on nonaccrual. At March 31, 2021, the allowance for credit losses on loans allocated to the oil and gas loan portfolio was 3.4% of total oil and gas loans.

The Company granted initial principal and interest deferrals on outstanding loan balances to borrowers in connection with the COVID-19 relief provided by the CARES Act and subsequent deferrals upon request and after meeting certain conditions.  These deferrals were generally no more than 90 days in duration. As of March 31, 2021, 65 loans with outstanding loan balances of $62.1 million remained on deferral.

Dividend

The Board of Directors of Allegiance has declared a cash dividend of $0.12 per share to be paid on June 15, 2021 to all shareholders of record as of May 28, 2021. The amount and timing of any future dividend payments to shareholders will be subject to the discretion of Allegiance’s Board of Directors.

Share Repurchase Authorization

The Board of Directors of Allegiance approved a stock repurchase authorization, under which Allegiance may repurchase up to one million shares of its outstanding common stock at the discretion of management through April 30, 2022. Repurchases under this program may be made from time to time through open market purchases, privately negotiated transactions or such other manners as will comply with applicable laws and regulations. Allegiance’s previously announced share repurchase program recently expired on March 31, 2021.

GAAP Reconciliation of Non-GAAP Financial Measures

Allegiance’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 9 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call

As previously announced, Allegiance’s management team will host a conference call on Thursday, April 29, 2021 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss its first quarter 2021 results. Individuals and investment professionals may participate in the call by dialing (877) 279-2520. The conference ID number is 3792638.  Alternatively, a simultaneous audio-only webcast may be accessed via the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Upcoming Events. If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under News and Events, Event Calendar, Past Events.

Allegiance Bancshares, Inc.

As of March 31, 2021, Allegiance was a $6.43 billion asset Houston, Texas-based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers in the Houston region. Allegiance’s super-community banking strategy was designed to foster strong customer relationships while benefiting from a platform and scale that is competitive with larger local and regional banks.  As of March 31, 2021, Allegiance Bank operated 27 full-service banking locations in the Houston region, which we define as the Houston-The Woodlands-Sugar Land and Beaumont-Port Arthur metropolitan statistical areas, with 26 bank offices in the Houston metropolitan area and one bank office in Beaumont, just outside of the Houston metropolitan area. Visit www.allegiancebank.com for more information.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements within the meaning of the securities laws that are derived utilizing assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “continues,” “anticipates,” “intends,” “projects,” “estimates,” “potential,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements include information concerning Allegiance’s expected future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. Additionally, the impact of the COVID-19 pandemic is rapidly evolving and its future effects on Allegiance are difficult to predict. These and various other risk factors are discussed in Allegiance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Financial Information, SEC Filings.  Any forward-looking statement made by Allegiance in this release speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Because of these uncertainties, readers should not place undue reliance on any forward-looking statement. Allegiance disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	2021	2020
	March 31	December 31	September 30	June 30	March 31
	(Dollars in thousands)
ASSETS
Cash and due from banks	$141,947	$122,897	$327,416	$237,585	$156,700
Interest-bearing deposits at other financial institutions	482,383	299,869	19,732	28,815	18,189
Total cash and cash equivalents	624,330	422,766	347,148	266,400	174,889
Available for sale securities, at fair value	787,516	772,890	663,301	618,751	508,250
Loans held for investment	4,659,169	4,491,764	4,592,362	4,583,656	3,955,546
Less: allowance for credit losses on loans	(52,758)	(53,173)	(48,698)	(47,642)	(37,511)
Loans, net	4,606,411	4,438,591	4,543,664	4,536,014	3,918,035
Accrued interest receivable	38,632	40,053	36,996	32,795	17,203
Premises and equipment, net	66,115	70,685	69,887	67,229	66,798
Other real estate owned	576	9,196	8,876	11,847	12,617
Federal Home Loan Bank stock	7,775	7,756	9,716	14,844	12,798
Bank owned life insurance	27,825	27,686	27,542	27,398	27,255
Goodwill	223,642	223,642	223,642	223,642	223,642
Core deposit intangibles, net	17,130	17,954	18,907	19,896	20,886
Other assets	31,038	18,909	18,072	18,065	20,056
Total assets	$6,430,990	$6,050,128	$5,967,751	$5,836,881	$5,002,429
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing	$1,914,121	$1,704,567	$1,772,700	$1,754,128	$1,217,532
Interest-bearing
Demand	480,710	437,328	409,137	375,353	341,524
Money market and savings	1,617,823	1,499,938	1,483,370	1,270,437	1,110,631
Certificates and other time	1,361,535	1,346,649	1,252,159	1,300,793	1,283,887
Total interest-bearing deposits	3,460,068	3,283,915	3,144,666	2,946,583	2,736,042
Total deposits	5,374,189	4,988,482	4,917,366	4,700,711	3,953,574
Accrued interest payable	3,862	2,701	3,082	3,293	3,821
Borrowed funds	147,517	155,515	155,512	255,509	190,506
Subordinated debt	108,453	108,322	108,191	108,061	107,930
Other liabilities	36,432	36,439	30,547	33,164	40,005
Total liabilities	5,670,453	5,291,459	5,214,698	5,100,738	4,295,836
SHAREHOLDERS’ EQUITY:
Common stock	20,183	20,208	20,445	20,431	20,355
Capital surplus	505,307	508,794	516,151	515,045	513,894
Retained earnings	210,834	195,236	186,866	172,723	164,858
Accumulated other comprehensive income	24,213	34,431	29,591	27,944	7,486
Total shareholders’ equity	760,537	758,669	753,053	736,143	706,593
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,430,990	$6,050,128	$5,967,751	$5,836,881	$5,002,429

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended
	2021	2020
	March 31	December 31	September 30	June 30	March 31
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$57,991	$58,496	$56,418	$56,421	$54,624
Securities:
Taxable	2,402	2,203	2,095	1,842	2,087
Tax-exempt	2,394	2,316	2,280	2,169	546
Deposits in other financial institutions	41	32	18	20	195
Total interest income	62,828	63,047	60,811	60,452	57,452

INTEREST EXPENSE:
Demand, money market and savings deposits	1,484	1,621	1,657	1,729	4,364
Certificates and other time deposits	3,665	4,507	5,239	5,845	6,084
Borrowed funds	539	557	558	562	506
Subordinated debt	1,442	1,460	1,448	1,469	1,473
Total interest expense	7,130	8,145	8,902	9,605	12,427
NET INTEREST INCOME	55,698	54,902	51,909	50,847	45,025
Provision for credit losses	639	4,368	1,347	10,669	10,990
Net interest income after provision for credit losses	55,059	50,534	50,562	40,178	34,035

NONINTEREST INCOME:
Nonsufficient funds fees	83	100	75	60	169
Service charges on deposit accounts	388	405	325	343	457
Gain on sale of securities	49	—	—	93	194
(Loss) gain on sales of other real estate and repossessed assets	(176)	—	117	(306)	(69)
Bank owned life insurance	139	144	144	143	151
Rebate from correspondent bank	132	196	98	89	493
Other	1,121	1,174	1,091	1,140	1,330
Total noninterest income	1,736	2,019	1,850	1,562	2,725

NONINTEREST EXPENSE:
Salaries and employee benefits	22,452	21,003	20,034	19,334	19,781
Net occupancy and equipment	2,390	2,079	2,057	1,926	1,907
Depreciation	1,034	1,019	946	885	866
Data processing and software amortization	2,200	2,107	2,125	1,934	1,826
Professional fees	789	999	756	800	573
Regulatory assessments and FDIC insurance	807	810	875	609	632
Core deposit intangibles amortization	824	953	989	990	990
Communications	321	225	355	390	417
Advertising	298	347	327	370	521
Other real estate expense	113	382	2,017	114	2,649
Other	3,691	2,825	2,084	2,427	2,239
Total noninterest expense	34,919	32,749	32,565	29,779	32,401
INCOME BEFORE INCOME TAXES	21,876	19,804	19,847	11,961	4,359
Provision for income taxes	3,866	3,863	3,677	2,054	843
NET INCOME	$18,010	$15,941	$16,170	$9,907	$3,516

EARNINGS PER SHARE
Basic	$0.89	$0.78	$0.79	$0.49	$0.17
Diluted	$0.89	$0.77	$0.79	$0.48	$0.17

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended
	2021	2020
	March 31	December 31	September 30	June 30	March 31
	(Dollars and share amounts in thousands, except per share data)
Net income	$18,010	$15,941	$16,170	$9,907	$3,516

Earnings per share, basic	$0.89	$0.78	$0.79	$0.49	$0.17
Earnings per share, diluted	$0.89	$0.77	$0.79	$0.48	$0.17
Dividends per share	$0.12	$0.10	$0.10	$0.10	$0.10

Return on average assets(A)	1.18%	1.05%	1.09%	0.71%	0.29%
Return on average equity(A)	9.59%	8.38%	8.59%	5.51%	1.98%
Return on average tangible equity(A)(B)	14.03%	12.32%	12.72%	8.32%	3.02%
Net interest margin (tax equivalent)(A)(C)	4.19%	4.14%	3.95%	4.10%	4.15%
Efficiency ratio(D)	60.85%	57.53%	60.58%	56.92%	68.13%

Capital Ratios
Allegiance Bancshares, Inc. (Consolidated)
Equity to assets	11.83%	12.54%	12.62%	12.61%	14.12%
Tangible equity to tangible assets(B)	8.40%	8.90%	8.92%	8.81%	9.71%
Estimated common equity tier 1 capital	11.87%	11.80%	11.73%	11.36%	11.15%
Estimated tier 1 risk-based capital	12.10%	12.04%	11.96%	11.60%	11.38%
Estimated total risk-based capital	15.72%	15.71%	15.56%	15.17%	14.72%
Estimated tier 1 leverage capital	8.57%	8.51%	8.70%	8.83%	9.89%
Allegiance Bank
Estimated common equity tier 1 capital	13.17%	13.32%	13.25%	12.84%	12.58%
Estimated tier 1 risk-based capital	13.17%	13.32%	13.25%	12.84%	12.58%
Estimated total risk-based capital	15.37%	15.55%	15.41%	14.97%	14.48%
Estimated tier 1 leverage capital	9.33%	9.41%	9.64%	9.77%	10.94%

Other Data
Weighted average shares:
Basic	20,140	20,396	20,439	20,414	20,411
Diluted	20,342	20,575	20,532	20,514	20,690
Period end shares outstanding	20,183	20,208	20,445	20,431	20,355
Book value per share	$37.68	$37.54	$36.83	$36.03	$34.71
Tangible book value per share(B)	$25.75	$25.59	$24.97	$24.11	$22.70
(A)	Interim periods annualized.
(B)	Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 9 of this Earnings Release.
(C)	Net interest margin represents net interest income divided by average interest-earning assets.
(D)

Represents total noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of loans, securities and assets. Additionally, taxes and provision for loan losses are not part of this calculation.

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended
	March 31, 2021			December 31, 2020			March 31, 2020
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$4,571,045	$57,991	5.15%	$4,569,210	$58,496	5.09%	$3,933,291	$54,624	5.59%
Securities	789,188	4,796	2.46%	701,233	4,519	2.56%	388,721	2,633	2.72%
Deposits in other financial institutions and other	96,212	41	0.17%	58,664	32	0.22%	50,711	195	1.55%
Total interest-earning assets	5,456,445	$62,828	4.67%	5,329,107	$63,047	4.71%	4,372,723	$57,452	5.28%
Allowance for credit losses on loans	(53,370)			(53,260)			(28,718)
Noninterest-earning assets	760,762			783,200			602,778
Total assets	$6,163,837			$6,059,047			$4,946,783

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$458,063	$371	0.33%	$430,145	$386	0.36%	$363,326	$846	0.94%
Money market and savings deposits	1,539,127	1,113	0.29%	1,513,816	1,235	0.32%	1,168,541	3,518	1.21%
Certificates and other time deposits	1,332,663	3,665	1.12%	1,284,181	4,507	1.40%	1,193,427	6,084	2.05%
Borrowed funds	154,927	539	1.41%	157,687	557	1.41%	140,999	506	1.44%
Subordinated debt	108,387	1,442	5.40%	108,259	1,460	5.37%	107,865	1,473	5.49%
Total interest-bearing liabilities	3,593,167	$7,130	0.80%	3,494,088	$8,145	0.93%	2,974,158	$12,427	1.68%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	1,767,740			1,766,826			1,225,888
Other liabilities	41,330			41,434			33,202
Total liabilities	5,402,237			5,302,348			4,233,248
Shareholders' equity	761,600			756,699			713,535
Total liabilities and shareholders' equity	$6,163,837			$6,059,047			$4,946,783

Net interest rate spread			3.87%			3.78%			3.60%

Net interest income and margin		$55,698	4.14%		$54,902	4.10%		$45,025	4.14%

Net interest income and net interest margin (tax equivalent)		$56,317	4.19%		$55,477	4.14%		$45,152	4.15%

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended
	2021	2020
	March 31	December 31	September 30	June 30	March 31
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$664,792	$667,079	$650,634	$651,430	$702,267
Mortgage warehouse	—	—	—	—	1,051
Paycheck Protection Program (PPP)	728,424	569,901	710,234	695,772	—
Real estate:
Commercial real estate (including multi-family residential)	2,018,853	1,999,877	1,971,228	1,956,116	1,951,080
Commercial real estate construction and land development	386,637	367,213	376,877	386,865	378,987
1-4 family residential (including home equity)	726,228	737,605	716,565	703,513	704,212
Residential construction	119,528	127,522	148,056	171,656	177,025
Consumer and other	14,707	22,567	18,768	18,304	40,924
Total loans	$4,659,169	$4,491,764	$4,592,362	$4,583,656	$3,955,546

Asset Quality:
Nonaccrual loans	$35,051	$28,893	$37,928	$33,223	$21,621
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	35,051	28,893	37,928	33,223	21,621
Other real estate	576	9,196	8,876	11,847	12,617
Other repossessed assets	—	—	—	—	—
Total nonperforming assets	$35,627	$38,089	$46,804	$45,070	$34,238

Net charge-offs	$345	$4,287	$291	$538	$2,917

Nonaccrual loans:
Commercial and industrial	$14,059	$10,747	$13,171	$12,578	$8,669
Mortgage warehouse	—	—	—	—	—
Real estate:
Commercial real estate (including multi-family residential)	13,455	10,081	15,849	16,127	7,024
Commercial real estate construction and land development	1,000	3,011	3,085	53	1,958
1-4 family residential (including home equity)	5,736	4,525	4,263	3,434	2,845
Residential construction	—	—	876	898	982
Consumer and other	801	529	684	133	143
Total nonaccrual loans	$35,051	$28,893	$37,928	$33,223	$21,621

Asset Quality Ratios:
Nonperforming assets to total assets	0.55%	0.63%	0.78%	0.77%	0.68%
Nonperforming loans to total loans	0.75%	0.64%	0.83%	0.72%	0.55%
Allowance for credit losses on loans to nonperforming loans	150.52%	184.03%	128.40%	143.40%	173.49%
Allowance for credit losses on loans to total loans	1.13%	1.18%	1.06%	1.04%	0.95%
Net charge-offs to average loans (annualized)	0.03%	0.37%	0.03%	0.05%	0.30%

Allegiance Bancshares, Inc.

GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures

(Unaudited)

Allegiance’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Allegiance believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing Allegiance’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Allegiance reviews tangible book value per share, return on average tangible equity and the ratio of tangible equity to tangible assets for internal planning and forecasting purposes. Allegiance has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Allegiance calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended
	2021	2020
	March 31	December 31	September 30	June 30	March 31
	(Dollars and share amounts in thousands, except per share data)
Total shareholders' equity	$760,537	$758,669	$753,053	$736,143	$706,593
Less: Goodwill and core deposit intangibles, net	240,772	241,596	242,549	243,538	244,528
Tangible shareholders’ equity	$519,765	$517,073	$510,504	$492,605	$462,065

Shares outstanding at end of period	20,183	20,208	20,445	20,431	20,355

Tangible book value per share	$25.75	$25.59	$24.97	$24.11	$22.70

Net income	$18,010	$15,941	$16,170	$9,907	$3,516

Average shareholders' equity	$761,600	$756,699	$748,647	$723,104	$713,535
Less: Average goodwill and core deposit intangibles, net	241,166	242,043	243,015	244,010	245,007
Average tangible shareholders’ equity	$520,434	$514,656	$505,632	$479,094	$468,528

Return on average tangible equity(A)	14.03%	12.32%	12.72%	8.32%	3.02%

Total assets	$6,430,990	$6,050,128	$5,967,751	$5,836,881	$5,002,429
Less: Goodwill and core deposit intangibles, net	240,772	241,596	242,549	243,538	244,528
Tangible assets	$6,190,218	$5,808,532	$5,725,202	$5,593,343	$4,757,901

Tangible equity to tangible assets	8.40%	8.90%	8.92%	8.81%	9.71%

(A)	Interim periods annualized.